UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 20, 2018

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-35968

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 20, 2018, Michael A. Hatch notified MidWestOne Financial Group, Inc. (the "Company") that he will be resigning from the Board of Directors of the Company (the "Board") effective January 1, 2019. Mr. Hatch's resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Mr. Hatch has served on the Board since 2015.
On December 27, 2018, upon the recommendation of the Nominating and Corporate Governance Committee, the Board appointed Jennifer Hauschildt as a director of the Company, effective with the resignation of Mr. Hatch, and her term will expire in 2020. Ms. Hauschildt is the Chief Information Officer - North America for Uponor, in Apple Valley, Minnesota.
Ms. Hauschildt will be compensated in accordance with the Company's standard compensation policies and practices for non-employee directors. The committee or committees on which Ms. Hauschildt will serve, if any, have not yet been determined by the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	December 27, 2018	By:	/s/ BARRY S. RAY
Barry S. Ray
Senior Vice President and Chief Financial Officer